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                                                                   EXHIBIT 14(B)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Registration Statement No. 811-09637 on Form N-14 of Merrill Lynch Large Cap Series Funds, Inc. of our reports dated January 9, 2002 for Merrill Lynch Premier Growth Fund, Inc. (the "Fund") and Master Premier Growth Trust, both appearing in the November 30, 2001 Annual Report of the Fund, and to the references to us under the captions "COMPARISON OF THE FUNDS -- Financial Highlights -- Premier Growth Fund" and "EXPERTS", appearing in the Proxy Statement and Prospectus, which is part of this Registration Statement.

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
/s/ Deloitte & Touche LLP
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New York, New York
January 16, 2002
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